Exhibit 10.23

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made and executed effective as of [●], by and between EVO Payments, Inc., a Delaware corporation (the “Company”), and [●], an individual resident of the State of [●] (the “Indemnitee”).

WHEREAS, Indemnitee is either a member of the Board of Directors or an officer of the Company, or both, and in such capacity or capacities is performing a valuable service for the Company;

WHEREAS, the Company is aware that, in order to induce highly competent persons to serve the Company as directors or officers or in other capacities, the Company must provide such persons with adequate protection through indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), under which the Company is organized, empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the DGCL is not exclusive;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company’s stockholders that the Company act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate (as defined below) and Bylaws (as defined below) of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder;

[WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by Madison Dearborn Partners, LLC (“MDP”) or affiliates of MDP that Indemnitee and MDP intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgment of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director or in any other capacity for the Company and its subsidiaries.]1; and

WHEREAS, the Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Company on the condition that he be so indemnified.

[1]	Bracketed provisions apply only to MDP directors.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby agree as follows:

1.    Indemnification. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by the Amended and Restated Certificate of Incorporation of the Company (as may be further amended or restated from time to time, the “Certificate”), Amended and Restated Bylaws of the Company (as may be further amended or restated from time to time, the “Bylaws”) and DGCL or other applicable law in effect on the date of this Agreement and to any greater extent that applicable law may in the future from time to time permit. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)    Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 1(a) if Indemnitee is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses, judgments, liabilities, fines, penalties, amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, “Losses”) actually incurred by Indemnitee or on his behalf in connection with such Proceeding or any action, discovery event, claim, issue or matter therein or related thereto, if Indemnitee acted in good faith, for a purpose which he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful.

(b)    Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 1(b) if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Losses actually incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Losses shall be made under this Section 1(b) in respect of any claim, issue or matter in any Proceeding as to which Indemnitee shall have been finally adjudged by a court in a non-appealable decision to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Chancery Court in the State of Delaware shall determine upon application that Indemnitee is entitled to indemnification.

2.    Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses actually incurred by the Indemnitee in connection with the investigation, defense, appeal or settlement of any Proceeding, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Losses actually incurred by the Indemnitee to which the Indemnitee is entitled. For purposes of this Section 2 and without limitation, (a) the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, and (b) a decision by any government, regulatory or self-regulatory authority, agency or body not to commence or pursue any investigation, civil or criminal enforcement matter or case or in any civil suit, shall be deemed to be a successful result as to such claim, issue or matter.

3.    Indemnity for Expenses Incurred to Secure Recovery or as a Witness.

(a)    The Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 8 of this Agreement) such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any Proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, any other agreement, the Certificate or By-laws of the Company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by the Company.

(b)    To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Company will advance on an as-incurred basis (as provided in Section 8 of this Agreement), all Expenses actually incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

4.    Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Sections 1, 2 or 3 hereof, the Company shall and hereby does indemnify and hold harmless Indemnitee, to the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) law against all Losses actually incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including, without limitation, a Proceeding by or in the right of the Company). No indemnification shall be made under this Section 4 on account of Indemnitee’s conduct that is finally determined (under the procedures and subject to the presumptions set forth in Sections 6, 7 and 9 hereof) to be an act or omission not in good faith or involving intentional misconduct or a knowing violation of the law.

5.    Contribution.

(a)    Whether or not any of the indemnification and hold harmless rights provided in Sections 1, 2, 3, 4 and 8 hereof are available in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, to the fullest extent permitted by applicable law, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall, to the fullest extent permitted by applicable law, contribute to the amount of Losses actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or amounts paid in settlement, as well as any other equitable considerations. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)    To the fullest extent permitted by applicable law, the Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

(d)    To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses and any other Losses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events or transactions giving cause to such Proceeding; or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such events or transactions.

6.    Procedure for Determination of Entitlement to Indemnification.

(a)    To obtain indemnification under this Agreement, Indemnitee shall submit a written request to the Company for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification, a Determination (as defined by Section 24 of this Agreement) shall thereafter be made, as provided in and only to the extent required by Section 6(c) of this Agreement. In no event shall a Determination of Indemnitee’s entitlement to indemnification be made, or be required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 of this Agreement or, with respect to any Proceeding, to the extent Indemnitee has been successful on the merits or otherwise in such Proceeding. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b)    The Secretary of the Company shall, promptly upon receipt of a claim for indemnification from the Indemnitee, advise the Board of Directors in writing that Indemnitee has requested indemnification. Any Expenses incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold the Indemnitee harmless for any Expenses incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification.

(c)    Upon submission of a written request by the Indemnitee for indemnification as provided in Section 6(a), a Determination shall be made as to Indemnitee’s entitlement to indemnification. Any such Determination shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 6(a), unless Indemnitee agrees to a longer period, and such Determination shall be made either (i) by a majority of the Disinterested Directors, even though less than a quorum, so long as there are Disinterested Directors or Indemnitee does not request that such Determination be made by Independent Counsel, or (ii) if there are no Disinterested Directors or if so requested by Indemnitee, in Indemnitee’s sole discretion, by Independent Counsel in a written opinion to the Company and Indemnitee. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including, without limitation, providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating shall be advanced and borne by the Company (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and the Company is liable to indemnify and hold Indemnitee harmless therefrom. If the person, persons or entity making such Determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person, persons or entity shall reasonably prorate such part of indemnification among such claims, issues or matters.

(d)    In the event Indemnitee requests that the Determination be made by Independent Counsel, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection by made by the Board of Directors, in which event the Board of Directors shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 6(d)), and Indemnitee or the Company, as the case may be, shall give written notice to the other, advising the Company or Indemnitee of the identity of the Independent Counsel so selected. The Company or Indemnitee, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to Indemnitee or the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 24 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) of this Agreement, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Agreement. Any expenses incurred by Independent Counsel shall be borne by the Company (irrespective of the Determination of Indemnitee’s entitlement to indemnification) and not by Indemnitee, and the Company shall pay all expenses incident to the procedures of this Section 6(d), regardless of the manner in which such Independent Counsel was selected or appointed.

7.    Presumptions and Effect of Certain Proceedings.

(a)    In making a Determination with respect to entitlement to indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company or anyone seeking to overcome this presumption shall bear the burden to make any showing necessary to the making of any determination contrary to such presumption. Neither the failure of the Company (including, without limitation, by its directors or independent legal counsel (including Independent Counsel)) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including, without limitation, by its directors or independent legal counsel (including Independent Counsel)) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)    If the Board of Directors or, if so elected by Indemnitee, Independent Counsel shall have failed to make a Determination as to entitlement to indemnification under Section 6 of this Agreement within thirty (30) days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification or a prohibition of indemnification under applicable law, in which case such right to indemnification shall be enforceable by Indemnitee in any court of competent jurisdiction; provided, however, that such thirty (30) day period may be extended (or any claim, issue or matter therein) for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the Determination in good faith requires such additional time for obtaining or evaluating documentation or information relating thereto. The termination of any Proceeding covered by Section 1 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself adversely affect the rights of the Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his conduct was not unlawful, except as may be provided herein.

(c)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including, without limitation, financial statements, or on information supplied to Indemnitee by the officers of the Enterprise the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 7(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 7(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The Company or anyone seeking to overcome this presumption shall shall bear the burden to make any showing necessary to the making of any determination contrary to such presumption.

(d)    The knowledge or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

8.    Advancement of Expenses.

(a)    To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee, and an unsecured, interest-free written undertaking by Indemnitee to repay amounts advanced if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Company pursuant to this Agreement or otherwise. The Company shall make advance payment of Expenses to Indemnitee, without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, no later than ten (10) days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee. The Indemnitee’s entitlement to such Expenses shall include, without limitation, those incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement.

(b)    Indemnitee’s right to advancement of Expenses under this Section 8 shall continue until such time as a final determination of the Proceeding for which advancement or indemnification is sought hereunder, from which all rights to appeal have been exhausted, is made pursuant to Sections 6 and 9 of this Agreement.

9.    Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a Determination is made that the Indemnitee is not entitled to indemnification hereunder, or if payment of indemnification has not been made within ten (10) days following a Determination of entitlement to indemnification pursuant to Section 6, or if Expenses are not advanced pursuant to Section 8, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. Except as set forth herein, the provisions of Delaware law (without regard to its conflict-of-law rules) shall apply to any such arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a prior determination (if so made) that the Indemnitee is not entitled to indemnification. In any judicial proceeding or arbitration commenced pursuant to this Section 9, Indemnitee shall be presumed to be entitled to indemnification under this Agreement, and the Company shall bear the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses. If a Determination is made or deemed to have been made pursuant to the terms of Section 6 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such Determination and shall be precluded from asserting that such Determination has not been made or that the procedure by which such Determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. The Company shall advance all Expenses actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, without limitation, any appellate proceedings) in accordance with the provisions set forth in Section 8 of this Agreement.

10.    Notification and Defense of Claim. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify the Company will relieve the Company of its advancement or indemnification obligations under this Agreement only to the extent the Company can establish that such omission to notify actually and materially prejudiced the interests of the Company, and the omission to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement. A notice provided under this Section 10 shall not be construed as a request for indemnification pursuant to Section 6 or a request for advancement of Expenses under Section 8 of this Agreement.

Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee gives notice to the Company of the commencement thereof:

(a)    The Company will be entitled to participate therein at its own expense.

(b)    If Indemnitee is a participant in a Proceeding with any other Company directors or officers to whom the Company owes an indemnification obligation, the Company shall not be required to advance expenses for more than one law firm chosen by the a majority of directors and officers that are participating in the Proceeding and reasonably satisfactory to Indemnitee (and, if necessary, an additional law firm chosen by a majority of directors and officers that are participating in the Proceeding and reasonably satisfactory to Indemnitee to act as local counsel) to represent collectively Indemnitee and such other Company directors or officers in respect of the same matter, unless Indemnitee reasonably concludes, in its sole discretion, that the representation of Indemnitee and such other Company directors or officers gives rise to an actual or potential conflict of interest or the law firms so chosen are not reasonably satisfactory to Indemnitee.

(c)    The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee, including, without limitation, the entry of any contribution bar order, other bar order or other similar order, decree or stipulation pursuant to 15 U.S.C. § 78u-4 or any other foreign, federal or state statute, regulation, rule or law, unless such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional and final release of Indemnitee from all liability on any matters that are the subject of such Proceeding and does not impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld.

11.    Other Right to Indemnification; Insurance; Subrogation.

(a)    The indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Bylaws or Certificate, any vote of stockholders or Disinterested Directors, any provision of law or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to the Bylaws or Certificate the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement.

(b)    [Except as provided in Section 11(e) below,]2 in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against the Fund Indemnitors)], who shall execute all papers required and take all action necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)    [Except as provided in Section 11(e) below,]3 the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d)    [Except as provided in Section 11(e) below,]4 the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise.

(e)    [The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of Expenses and/or insurance provided by MDP and certain of MDP’s affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with, MDP (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance Expenses or to provide indemnification for the same Losses or Expenses incurred by Indemnitee is secondary), (ii) that it shall be required to advance the full amount of Expenses actually incurred by Indemnitee and shall be liable for the full amount of all Losses and Expenses to the extent legally permitted and as required by the terms of this Agreement and the Certificate or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Agreement.] 5

12.    Director and Officer Liability Insurance. The Company shall, if commercially reasonable, obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In the event the Company maintains directors’ and officers’ liability insurance, the Indemnitee shall be named as an insured in such manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers or directors. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, the Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder. If, at the time of receipt of any request for indemnification or advancement of Expenses hereunder, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

[2]	Bracketed provisions apply only to MDP directors.
[3]	Bracketed provisions apply only to MDP directors.
[4]	Bracketed provisions apply only to MDP directors.
[5]	Bracketed provisions apply only to MDP directors.

13.    Spousal Indemnification. The Company will indemnify the Indemnitee’s spouse to whom the Indemnitee is legally married at any time the Indemnitee is covered under the indemnification provided in this Agreement (even if Indemnitee did not remain married to him or her during the entire period of coverage) against any Proceeding for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions under which the Indemnitee is provided indemnification herein, if the Indemnitee’s spouse (or former spouse) becomes involved in a pending or threatened action, suit, proceeding or investigation solely by reason of his status as Indemnitee’s spouse, including, without limitation, any pending or threatened action, suit, proceeding or investigation that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from the Indemnitee to his spouse (or former spouse). The Indemnitee’s spouse or former spouse also shall be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses herein. The Company may maintain insurance to cover its obligation hereunder with respect to Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow fund for that purpose.

14.    Security. To the extent requested by Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

15.    Intent. This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to any other rights Indemnitee may have under the Certificate, Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

16.    Attorney’s Fees and Other Expenses to Enforce Agreement. In the event that the Indemnitee is subject to, a party to, a participant in, or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to advancement of Expenses, including, without limitation, for attorneys’ fees and disbursements reasonably incurred by the Indemnitee, in accordance with the terms set forth in Section 8 of this Agreement.

17.    Effective Date. The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, to the extent specified in Section 1, 2, 3, 4 or 8 hereof, for all acts and omissions of the Indemnitee while serving as a director or officer, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Company.

18.    Duration of Agreement; Binding Effect.

(a)    This Agreement shall survive and continue even though the Indemnitee may have terminated his service as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, partner, employee, agent or fiduciary of any other entity or Enterprise, including, without limitation, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise or by reason of any act or omission by the Indemnitee in any such capacity.

(b)    This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his spouse, successors, assigns, heirs, devisees, executors, administrators[,/or] other legal representatives [or the Fund Indemnitors]6. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

(c)    The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company or another Enterprise.

[6]	Bracketed provisions apply only to MDP directors.

19.    Third-Party Beneficiary. The Independent Counsel [and the Fund Indemnitors]7are express third-party beneficiaries of this Agreement, and may specifically enforce the Company’s obligations hereunder as though a party hereunder.

20.    Disclosure of Payments. Except as required by any Federal or state securities laws or other Federal or state law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

21.    Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

22.    Counterparts. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

23.    Captions. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

24.    Definitions. For purposes of this Agreement:

(a)    “Corporate Status” describes the status of a person who is or was a director, officer, trustee, partner, managing member, fiduciary, employee or agent of the Company or of any other Enterprise which such person is or was serving at the request of the Company.

(b)    “Determination” shall mean that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct.

[7]	Bracketed provisions apply only to MDP directors.

(c)    “Disinterested Director” shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(d)    “Enterprise” shall mean the Company, any subsidiary of the Company and any other corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, partner, managing member, fiduciary, employee or agent.

(e)    “Expenses” shall include all direct and indirect attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative in nature, in each case to the extent reasonable. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(f)    “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(g)    “Proceeding” shall include any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, and any appeal thereof, whether brought by or in the right of the Company or otherwise and whether civil (including, without limitation, intentional or unintentional tort claims), criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of the Corporate Status of Indemnitee, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in such Corporate Status, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, general partner, managing member, fiduciary, employee or agent of any other Enterprise (in each case whether or not he is acting or serving in any such capacity or has such status at the time any Loss or Expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement), or any foreign equivalent of the foregoing, including, without limitation, one pending on or before the date of this Agreement.

25.    Entire Agreement, Modification and Waiver. This Agreement constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any act or omission of the Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein.

26.    Specific Performance. The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking.

27.    Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (ii) delivered by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, or (iii) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt:

(a)    If to the Indemnitee to:

[•]

                           ____________________

                           ____________________

(b)    If to the Company, to:

EVO Payments, Inc.

Ten Glenlake Parkway, South Tower, Suite 950

Atlanta, Georgia 30328

Attention: Chief Financial Officer

General Counsel

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

28.    Governing Law. The parties hereto agree that this Agreement, the rights and obligations of the parties under this Agreement, and any claim or controversy directly or indirectly based upon, or arising out of, this Agreement or the transactions contemplated by this Agreement (whether based upon contact, tort or any other theory), including, without limitation, all matters of construction, validity and performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

EVO Payments, Inc.

By:
Name:
Title:

Indemnitee

By:
Name: